EXHIBIT A

                           CERTIFICATE OF DESIGNATION



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                           CERTIFICATE OF DESIGNATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

         Audium Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

         That pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the Board of Directors on April 3, 2001, adopted the following resolution creating a series of 5,000,000 shares of Preferred Stock designated as "Series A Convertible Preferred Stock":

         1. Designation and Amount. The designation of said series of preferred stock shall be Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The number of authorized shares of Series A Preferred Stock shall be 5,000,000.

         2. Relative Seniority. The Series A Preferred Stock shall, in respect of the right to participate in distributions or payments in the event of any liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation (a "Liquidation Event"), rank (a) senior and prior to the Corporation's common stock, par value $.01 per share (the "Common Stock"), and to any other class or series of stock issued by the Corporation not designated as ranking senior to or pari passu with the Series A Preferred Stock in respect of the right to participate in distributions or payments upon a Liquidation Event (collectively, the "Junior Stock"); (b) pari passu with any other class or series of stock of the Corporation, the terms of which specifically provide that such class or series shall rank pari passu with the Series A Preferred Stock in respect of the right to participate in distributions or payments upon a Liquidation Event (the "Parity Stock"); and (c) junior to any other class or series of stock of the Corporation, the terms of which specifically provide that such class or series shall rank senior to the Series A Preferred Stock in respect of the right to participate in distributions or payments upon a Liquidation Event (the "Senior Stock").

         3.       Dividend Provisions.

                  (a) Dividend Priority. Subject to the rights of the holders of any Senior Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by Board of Directors, dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in shares of Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, at the rate of eight percent per share per annum based on an original purchase price of the Series A Preferred Stock of $1.46 per share (the "Original Issuance Price") (as adjusted for any stock dividends, combinations, splits or similar recapitalization events).

                  (b) Other Dividends. After such dividend is declared and paid upon the shares of Series A Preferred Stock, dividends may be declared and paid on the Common Stock and any Junior Stock if at the same time an equivalent per share dividend is declared and paid to holders of the Series A Preferred Stock (as determined on an as-converted basis for the Series A Preferred Stock). Any such other dividends shall not be cumulative and no rights shall accrue to


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holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any prior year. Upon conversion of the Series A Preferred Stock, the Corporation shall pay in cash to the holders of the Series A Preferred Stock, all declared or accrued but unpaid dividends, or at the Corporation's option, issue to the holders of the Series A Preferred Stock such number of shares of Common Stock as shall equal the quotient of the amount of all declared or accrued but unpaid dividends divided by the then effective conversion price of the Series A Preferred Stock, together with cash in lieu of any fractional share of Common Stock.

         4.       Voting Rights.

                  (a) General Voting Rights. Each holder of shares of Series A Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted. Except as otherwise expressly provided herein or as required by law, holders of Series A Preferred Stock shall (i) not have special voting rights, (ii) have voting rights and powers equal to the voting rights and powers of the Common Stock, (iii) be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation and (iv) vote as a class with the holders of outstanding Common Stock. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one-half being rounded upward).

                  (b) Protective Provisions. Except as otherwise provided below, the Corporation shall not, so long as any shares of Series A Preferred Stock remain outstanding, without the affirmative vote or written consent of the holders of a majority of the shares of the Series A Preferred Stock then outstanding, voting as a separate class:

                         (i) in any manner authorize, create or issue any Parity
                    Stock or Senior Stock;

                         (ii) in any manner materially adversely alter or change
                    the designations, powers, preferences or rights, or the qualifications, limitations or restrictions, of the Series A Preferred Stock;

                         (iii) increase or decrease (other than by conversion) the total number of authorized shares of Series A Preferred Stock;

                         (iv) authorize the declaration or payment of any dividend on the Common Stock (payable other than in shares of Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock);

                         (v) redeem any shares of Common Stock (other than pursuant to equity incentive agreements with employees, directors or service providers that give the Corporation the right to repurchase shares upon the termination of services);



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                         (vi) effect the sale of all or substantially all of the
                    Corporation's assets;

                         (vii) effect the liquidation, dissolution or winding up
                    of the Corporation; or

                         (viii) effect any merger or consolidation of the Corporation into or with any other corporation or entity, unless the stockholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group a majority of the voting power of the Voting Stock (as defined in Section 5(b)) of the resulting or surviving corporation or entity on any matter on which any such holders of Voting Stock shall be entitled to vote.

         Sections 4(b)(iv), (v), (vi), (vii) and (viii) (the "Relevant Sections") shall be void and have no force and effect if an "Event of Default" shall have occurred under the Fonix Corporation Promissory Note (the "Note") in the original principal amount of $2,600,000 or the Fonix Corporation Security Agreement (the "Security Agreement"), both dated on or about April 9, 2001, and executed in connection with the first issuance of the Series A Preferred Stock; provided, however, that prior to the sale or issuance by the Corporation on or before October 6, 2002, of any class or series of capital stock or any note or debenture pursuant to a public or private round of financing (which could include options, warrants or other rights to acquire such stock or similar instruments, issued after the date hereof) with aggregate net proceeds to the Corporation of at least $2,000,000 resulting from a single transaction (including a series of fundings or actions intended to be part of a single transaction), should the amounts due under the Note and Security Agreement be paid in full after an Event of Default, the rights of holders of shares of Series A Preferred Stock under the Relevant Sections shall be restored and fully enforceable effective upon the date of full payment.

         5.       Liquidation Preference.

                  (a) Series A Preferred. Upon a Liquidation Event, after payment or provision for payment of the debts and other liabilities of the Corporation, including obligations with respect to any Senior Stock, the holders of shares of Series A Preferred Stock shall only be entitled to receive out of the assets of the Corporation, whether from capital, surplus or earnings, before any payment or distribution shall be made on any Junior Stock, cash in an amount equal to $2.92 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits or similar recapitalization events with respect to such shares), plus any declared or accrued but unpaid dividends (the "Liquidation Preference"). If, upon any Liquidation Event, the assets of the Corporation distributable to the holders of Series A Preferred Stock and any Parity Stock shall be insufficient to pay in full the Liquidation Preference payable to the holders of Series A Preferred Stock and any Parity Stock, then such assets shall be distributed ratably among such holders of Series A Preferred Stock and Parity Stock in proportion to the full respective amounts to which they are entitled. Upon completion of the preferred distribution described above, the holders of Common Stock and any Junior Stock shall receive the entire remaining assets and funds of the Corporation legally available for distribution and such assets and funds shall be distributed among the holders of Common Stock and any Junior Stock in proportion to the shares of Common Stock and any Junior Stock then held by them.



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

                  (b) Deemed Liquidation. For purposes of this Section 5, a Liquidation Event shall be deemed to have occurred upon (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation, whether of the Corporation with or into any other person or persons or of any other person or persons with or into the Corporation, but excluding any consolidation or merger following which holders of the Corporation's Voting Stock outstanding immediately prior to such merger or consolidation hold at least a majority of the voting power of the Voting Stock of the entity surviving such consolidation or merger or an entity controlling such surviving entity after such consolidation or merger), or (ii) the sale or transfer by the Corporation of all or substantially all of its assets other than to a wholly-owned subsidiary of the Corporation. "Voting Stock" shall mean capital stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors, other than capital stock having such power only by reason of the happening of a contingency.

         6.       Conversion of Preferred Stock; Adjustments.

                  (a)      Conversion Rights.

                         (i) Right to Convert. A holder of shares of Series A Preferred Stock may convert such shares into Common Stock at any time. For purposes of such conversion, each share of Series A Preferred Stock shall be valued at the Original
                    Issuance Price, which shall be divided by the Series A Conversion Price (as defined below) to determine the number of full shares of Common Stock issuable upon conversion. "Series A Conversion Price" shall mean the Original Issuance Price per share, and such Series A Conversion Price shall be subject to adjustment as provided in this Section 6. As of the date of this Certificate (the "Filing Date"), such calculation would result in each share of Series A Preferred Stock being converted into one share of Common Stock.

                         (ii) No  Fractional  Shares.  No  fractional  shares of
                    Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the fair market price per share of Common Stock as determined in good faith by the Corporation's Board of Directors. For purposes of determining whether fractional shares exist upon conversion of the Series A Preferred Stock, all shares of Series A Preferred Stock held by each holder shall be aggregated.

                         (iii) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Series A Conversion Price then in effect for such series immediately upon the earlier of (A) the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended, with an initial "Price to the Public" of at least $10.00 per share and aggregate offering proceeds to the Corporation of not less than $25,000,000 (net of underwriting discounts and commissions) (a "Qualified Public Offering"), and (B) the date specified by written consent or agreement of the holders a majority of the then-outstanding shares of Series A Preferred Stock.


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

                         (iv) Mechanics of Conversion. In order to convert shares of Series A Preferred Stock into shares of Common Stock, a holder shall (A) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed to the Corporation or in blank, at the executive office of the Corporation, or such other place as may be designated by the Corporation,
                    (B) notify, if applicable, the Corporation at such office or other place of his election to convert shares of Series A Preferred Stock and of the number of such shares which he wishes to convert, and (C) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The date on which the holder satisfies the last of such requirements is herein referred to as the "Series A Conversion Date." As soon as practicable on or after the Series A Conversion Date, the Corporation shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion, plus shares of Common Stock issued in payment of any declared or accrued but unpaid dividends pursuant to
                    Section 3(b), a check for declared or accrued but unpaid dividends not paid in capital stock plus the cash amount payable as a result of a conversion into a fractional share of Common Stock, and a new certificate representing the unconverted portion, if any, of the shares of Series A Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the certificate for the Common Stock is registered shall become a stockholder of record of Common Stock on the Series A Conversion Date.

                         (v) Anti-dilution  Adjustment. If the Corporation shall
                    issue, or be deemed to have issued pursuant to the provisions of this Section 6(a)(v), any shares of Common Stock other than Exempted Securities as defined in Section 6(a)(v)(B)) at a price per share (before deduction of any discounts, commissions, fees and other expenses of issuance and marketing) which is less than the Series A Conversion Price in effect immediately prior to such issuance, then the Series A Conversion Price shall immediately be reduced in accordance with the following formula:

                  AC = C  x  [ (O x C)  +  (N x P) ]
                             -----------------------
                                   (O + N)  x  C

                  where

         AC =     the adjusted Series A Conversion Price
         C  =     the  Series  A  Conversion  Price  as of the  date  of  (but immediately  prior to)  calculation  of the adjusted  Series A
                  Conversion Price
         O  =     the number of shares of Common Stock  outstanding (or deemed to be  outstanding) as of the date of (but  immediately  prior
                  to) calculation of the adjusted Series A Conversion Price
         N  =     the number of  additional  shares of Common Stock issued (or deemed to be  issued)
         P  =     the per share  consideration  received  (or  deemed received)
                  for the additional shares of Common Stock issued (or deemed issued)

                         (A) For purposes of this Section 6(a)(v), if shares are
                    issued for consideration all or part of which is other than cash, the amount of such non-cash consideration shall be


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                    deemed to be the value thereof as  reasonably  determined in good faith by the Corporation's Board of Directors.

                         (B) For  purposes of this  Section  6(a)(v),  "Exempted
                    Securities" shall mean shares of Common Stock or other securities convertible into Common Stock issuable or issued:

                         (1) in an amount up to 1,590,678 shares of Common Stock
                    to employees, consultants or directors of the Corporation directly or pursuant to a stock option plan, stock purchase plan, restricted stock plan or other employee benefit plan approved by the Board of Directors of the Corporation;

                         (2) in connection with a bona fide business acquisition
                    of or by the Corporation, whether by merger, consolidation, sales of assets or otherwise;

                         (3) in a Qualified Public Offering;

                         (4) upon  conversion of the Series A Preferred Stock or
                    other exercisable or convertible securities outstanding on the Filing Date or as dividends, stock splits or distributions on shares of the Series A Preferred Stock;

                         (5) pursuant to any  warrants,  options or  convertible
                    notes to acquire capital stock of the Corporation existing or outstanding as of the date any shares of the Series A Preferred Stock are first issued; or

                         (6)  any  right,  option  or  warrant  to  acquire  any
                    security convertible into the securities included in the definition of Exempted Securities pursuant to and in accordance with subsections (1)-(5) above.

                         (C) For purposes of this Section 6(a)(v),  the issuance
                    by the Corporation of any warrants, options or other rights to acquire Common Stock directly or indirectly, or any securities or instruments convertible directly or indirectly into or exchangeable for Common Stock (collectively, "Equity Securities"), shall be deemed to involve the immediate issuance by the Corporation of the maximum number of shares of Common Stock issuable upon full exercise or conversion of such Equity Securities for a consideration equal to the minimum aggregate consideration receivable by the Corporation upon issuance of such Equity Securities and full conversion or exercise thereof, and the shares of Common Stock deemed to be so issued shall thereafter be deemed to be outstanding as long as the Equity Security which provides the right to acquire such shares remains outstanding. Any subsequent reduction in the exercise or conversion price of outstanding Equity Securities shall be deemed a new issuance of such Equity Securities to the extent of such reduction. However, in the event that any Equity Securities have been issued by the Corporation which have resulted in an adjustment in the Series A Conversion Price pursuant to this
                    Section 6(a)(v), and such Equity Securities have not been exercised or converted prior to the expiration of such Equity Securities, then the Series A Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Series A Conversion Price made pursuant to the provisions of this Section 6 after the issuance of such Equity Securities) had the adjustment of the Series A


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                    Conversion  Price  made  upon the  issuance  of such  Equity
                    Securities   been  made  on  the  basis  of   offering   for
                    subscription or purchase only that number of shares of Common Stock actually issued upon the exercise of such Equity Securities actually exercised.

                         (D) The provisions of this Section 6(a)(v) shall not be
                    applicable to any issuance consisting solely of Common Stock (or securities convertible into Common Stock) payable as a dividend or distribution on, or subdivision or combination of, outstanding Common Stock or to any issuance of Common Stock upon actual exercise or actual conversion of any Equity Security if the Series A Conversion Price was fully and properly adjusted at the time such Equity Security was issued (including pursuant to Section 6(b)).

                         (E) Whenever the Series A Conversion Price is adjusted,
                    the Corporation shall within thirty (30) days mail to holders of the Series A Preferred Stock a notice of the adjustment.

                         (F) In any  case  in  which  this  Section  6(a)(v)  or
                    Section 6(b) shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable on the basis of the Series A Conversion Price in effect immediately prior to adjustment.

                         (G) Except as provided in this  Section  6(a)(v) and in
                    Section 6(b), no adjustment in the Series A Conversion Price shall be made because the Corporation issues, in exchange for cash, property or services, Common Stock, or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase Common Stock or such convertible or exchangeable securities. Furthermore, no adjustment in the Series A Conversion Price need be made under this Section 6(a)(v) or Section 6(b) in the event the par value of the Common Stock is changed or in the event the par value of the Common Stock is eliminated or subsequently reinstated.

                         (vi) No Charge for Conversion. The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting stockholders for such certificates or for any tax in respect of the issuance of such certificates; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares so converted other than to an affiliate or successor in interest of such holder, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid; and provided further that the Corporation shall not be required to pay or reimburse the stockholders for any income tax payable by such stockholders as a result of such issuance.

                         (vii) Reservation of Shares. The Corporation shall at all times reserve and keep available out of any stock held as treasury stock or out of its authorized but unissued Common Stock, or both, solely for the purpose of effecting


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

                    the conversion of the shares of Series A Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation shall immediately, in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if, at any time, the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series A Preferred Stock.

                  (b)      Certain Other Adjustments.

                         (i) Adjustments to Series A Conversion  Price for Stock
                    Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Filing Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

                         (ii) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or series of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(b)(i) above or a merger or other reorganization referred to in Section 6(b)(iii) below), concurrently with the effectiveness of such reorganization or reclassification, provision shall be made so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or series of stock equivalent to the number of shares of Common Stock that would have been deliverable to the holders upon conversion of the Series A Preferred Stock immediately before that change.

                         (iii) Mergers or Consolidations. If at any time or from
                    time to time after the Filing Date there is a merger, consolidation or similar capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for in Section 6(b)(i) and 6(b)(ii) above), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, the resulting or surviving corporation (if not the Corporation) shall expressly assume the obligations to deliver, upon the exercise of the conversion privilege, such securities or property as the holders of Series A Preferred Stock remaining outstanding, or other convertible preferred stock received by such holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as provided above. If this Section 6(b)(iii) applies, Sections 6(b)(i) and (ii) shall not apply.

                  (c)  Notice.  Any notice  required by the  provisions  of this
Section 6 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if sent by overnight courier, facsimile or deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the stock books of the Corporation.

         7. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issuance or sale of securities or any other voluntary action or inaction, avoid or seek to avoid the observance or performance of any of the material terms to be observed or performed under this Certificate by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation on this 5th day of April, 2001.

                                        AUDIUM CORPORATION


                                        ----------------------------------------
                                        Michael L. Bergelson, President